                                     EXHIBIT 11.1


                        UNISON SOFTWARE, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE (1)
                        (in thousands, except per share data)
                                     (unaudited)



                                                                          THREE MONTHS ENDED AUGUST 31,
                                                                          ------------------------------
                                                                               1996             1997
                                                                          -------------     ------------
Weighted average common shares outstanding for the period  . . . . . .        11,613           11,931
Common equivalent shares assuming conversion of stock options
  and warrants under the treasury stock method . . . . . . . . . . .             545              190
                                                                             -------          -------
Shares used in per share calculation . . . . . . . . . . . . . . . . .        12,158           12,121
                                                                             -------          -------
                                                                             -------          -------
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $   763          $   768
                                                                             -------          -------
                                                                             -------          -------
Net income per share . . . . . . . . . . . . . . . . . . . . . . . . .       $  0.06          $  0.06
                                                                             -------          -------
                                                                             -------          -------

------------------
(1) There is no difference between primary and fully diluted net income (loss) per share for all periods presented.


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